                                                                     EXHIBIT 1.1


                                  $150,000,000

                            CLIFFS DRILLING COMPANY

                     10.25% SENIOR NOTES DUE 2003, SERIES A


                               PURCHASE AGREEMENT


                                                                    May 20, 1996


JEFFERIES & COMPANY, INC.
ING BARING (U.S.) SECURITIES, INC.
c/o Jefferies & Company, Inc.
11100 Santa Monica Boulevard
Los Angeles, CA  90025

Ladies and Gentlemen:

         Cliffs Drilling Company, a Delaware corporation (the "Company"), proposes, upon the terms and conditions set forth herein, to issue and sell to the initial purchasers set forth on Schedule I hereto (the "Initial Purchasers"), $150,000,000 aggregate principal amount of its 10.25% Senior Notes due 2003, Series A (the "Notes"). The Notes will be issued pursuant to the provisions of an Indenture, to be dated as of May 15, 1996 (the "Indenture"), among the Company, the Subsidiary Guarantors (as defined herein) and Fleet National Bank, as Trustee (the "Trustee").

         Initially, the Notes will be unconditionally guaranteed (the "Guarantees" and, together with the Notes, the "Securities") on a joint and several basis by Cliffs Drilling Asset Acquisition Company, Cliffs Drilling Merger Company, Cliffs Drilling International, Inc. and Cliffs Oil and Gas Company (collectively, the "Subsidiary Guarantors" and, together with the Company, the "Issuers").

         The Issuers wish to confirm as follows their agreement with the Initial Purchasers in connection with the purchase and resale of the Securities.

         1. Preliminary Offering Memorandum and Offering Memorandum. The Securities will be offered and sold to the Initial Purchasers without registration under the Securities Act of 1933, as amended (the "Act"), in reliance on an exemption pursuant to Section 4(2) under the Act. The Company has prepared a preliminary Offering Memorandum, dated May 6, 1996 (the "Preliminary Offering Memorandum"), and an Offering Memorandum, dated May 20, 1996 (the "Offering Memorandum"), setting forth information regarding the Issuers and the Securities. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto. The Issuers hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers.

         The Issuers understand that the Initial Purchasers propose to make offers and sales (the "Exempt Resales") of the Securities purchased by the Initial Purchasers hereunder only on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof, as soon as the Initial Purchasers deem advisable after this Agreement has been executed and delivered, (i) to persons whom the Initial Purchasers reasonably believe to be qualified institutional buyers ("Qualified Institutional Buyers") as defined in Rule 144A under the Act, as such rule may be amended from time to time ("Rule 144A"), in transactions under Rule 144A and (ii) to a limited number of other institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) and (7) under Regulation D of the Act) ("Accredited Investors") in private sales exempt from registration under the Act (such persons specified in clauses
(i) and (ii) being referred to herein as the "Eligible Purchasers").

         It is understood and acknowledged that upon original issuance thereof, and until such time as the same is no longer required under the applicable requirements of the Act, each of the Securities (and each security issued in exchange therefor or in substitution thereof) shall bear the following legend:

         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1),
         (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION, (2) AGREES THAT IT WILL NOT WITHIN THREE YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (D) OUTSIDE THE UNITED STATES TO FOREIGN PURCHASERS IN OFFSHORE TRANSACTIONS MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. AS USED HEREIN, THE TERM "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE RESPECTIVE MEANINGS GIVEN TO THEM IN REGULATION S UNDER THE SECURITIES ACT.

         It is also understood and acknowledged that holders (including subsequent transferees) of the Securities will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement") substantially in the form attached hereto as Exhibit A, to be dated the date hereof by and among the Issuers and the Initial Purchasers.





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         Capitalized terms used herein without definition have the respective meanings specified therefor in the Indenture or in the Offering Memorandum.

         2. Agreements to Sell, Purchase and Resell. (a) The Issuers hereby agree, subject to the terms and conditions set forth herein, to issue and sell to the Initial Purchasers and, upon the basis of the representations, warranties and agreements of the Issuers herein contained and subject to the terms and conditions set forth herein, each Initial Purchaser agrees to purchase from the Issuers severally and not jointly, at a purchase price of 97.0% of the principal amount thereof, the principal amount of Notes (together with the Guarantees) set forth opposite the name of such Initial Purchaser in
Schedule I hereto.

                 (b) The Initial Purchasers have advised the Issuers that they propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and in the Offering Memorandum. Each Initial Purchaser hereby represents and warrants to, and agrees with, the Issuers that such Initial Purchaser (i) is an Accredited Investor, (ii) will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation or general advertising within the meaning of 502(c) under the Act, and (iii) will solicit offers for the Securities only from, and will offer, sell or deliver the Securities, as part of their initial offering, only to (A) persons whom such Initial Purchaser reasonably believes to be Qualified Institutional Buyers or, if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to such Initial Purchasers that each such account is a Qualified Institutional Buyer, to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and, in each case, in transactions in reliance upon Rule 144A and (B) to a limited number of other institutional investors who represent to the Issuers that they are Accredited Investors, pursuant to a letter substantially in the form of Annex A to the Preliminary Offering Memorandum. The Initial Purchasers have advised the Issuers that they will offer the Securities at a price initially equal to 100% of the principal amount thereof, plus accrued interest, if any, from the date of issuance of the Securities. Such price may be changed by the Initial Purchasers at any time thereafter without notice.

         3. Delivery of the Securities and Payment Therefor. Delivery to the Initial Purchasers of and payment for the Securities shall be made at the office of Jefferies & Company, Inc., 650 5th Avenue, New York, New York 10019, at 10:00 a.m., New York City time, on May 23, 1996 (the "Closing Date"). The place of closing for the Securities and the Closing Date may be varied by agreement between the Initial Purchasers and the Issuers.

         The Securities will be delivered to the Initial Purchasers against payment of the purchase price therefor by certified or official bank check payable in same day funds. The Securities will be evidenced by a single global security in definitive form (the "Global Security") and/or by additional certificated securities, and will be registered, in the case of a Global Security, in the name of Cede & Co. as nominee of The Depository Trust Company ("DTC"), and in the other cases, in such names and in such denominations as the Initial Purchasers shall request prior to 9:30 a.m., New York City time, on the second business day preceding the Closing Date. The Securities to be delivered to the Initial Purchasers shall be made available to the Initial Purchasers in New York City for inspection and packaging not later than 9:30 a.m., New York City time, on the business day next preceding the Closing Date.





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         4.      Agreements of the Issuers.  The Issuers agree with each of the
Initial Purchasers as follows:

                 (a) Until the completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, the Issuers will advise the Initial Purchasers promptly and, if requested by any of them, will confirm such advice in writing, within the period of time referred to in paragraph (e) below, of any change in the condition (financial or other), business, properties, net worth or results of operations of the Company and the subsidiaries taken as a whole, or of the happening of any event or the existence of any condition which requires any amendment or supplement to the Offering Memorandum so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or (y) will comply with applicable law.

                 (b) The Issuers will furnish to the Initial Purchasers, without charge, as of the date of the Offering Memorandum, such number of copies of the Offering Memorandum as may then be amended or supplemented as they may reasonably request.

                 (c) The Issuers will not make any amendment or supplement to the Preliminary Offering Memorandum or to the Offering Memorandum of which the Initial Purchasers shall not previously have been advised or to which any of them shall reasonably object after being so advised.

                 (d) Prior to the execution and delivery of this Agreement, the Issuers have delivered or will deliver to the Initial Purchasers, without charge, in such quantities as the Initial Purchasers shall have requested or may hereafter reasonably request, copies of the Preliminary Offering Memorandum. The Issuers consent to the use, in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by dealers, prior to the date of the Offering Memorandum, of each Preliminary Offering Memorandum so furnished by the Issuers. The Issuers consent to the use of the Offering Memorandum in accordance with the securities or Blue Sky laws of the jurisdictions in which the Securities are offered by the Initial Purchasers and by all dealers to whom Securities may be sold, in connection with the offering and sale of the Securities.

                 (e) If, at any time prior to completion of the distribution of the Securities by the Initial Purchasers to Eligible Purchasers, any event shall occur or otherwise exist that in the judgment of the Issuers or in the opinion of the Initial Purchasers should be set forth in the Offering Memorandum so that the Offering Memorandum (x) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (y) will comply with applicable law, the Issuers will forthwith prepare an appropriate supplement or amendment thereto, and will expeditiously furnish to the Initial Purchasers that number of copies thereof as they shall reasonably request.





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                 (f)      The Issuers will cooperate with the Initial
         Purchasers and with their counsel in connection with the qualification of the Securities for offering and sale by the Initial Purchasers and by dealers under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and will file such consents to service of process or other documents necessary or appropriate in order to effect such qualification; provided that in no event shall any of the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where they are not now so subject.

                 (g) So long as any of the Securities are outstanding, the Issuers will furnish to the Initial Purchasers (i) as soon as available, a copy of each report of the Issuers mailed to stockholders or filed with the Securities and Exchange Commission (the "Commission") and (ii) from time to time such other information concerning the Issuers as the Initial Purchasers may reasonably request.

                 (h) The Issuers will apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth under "Use of Proceeds" in the Offering Memorandum.

                 (i) Without the prior consent of the Initial Purchasers, prior to the expiration of 180 days after the date of the Offering Memorandum, the Company will not offer, sell, contract to sell or otherwise dispose of any debt securities registered under the Act or privately sold pursuant to Rule 144A under the Act except for the registration of the 10.25% Senior Notes due 2003, Series B pursuant to the Registration Rights Agreement.

                 (j) Except as stated in this Agreement and in the Offering Memorandum, the Issuers have not taken, nor will they take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities to facilitate the sale or resale of the Securities. Except as permitted by the Act, the Issuers will not distribute any offering material in connection with the Exempt Resales. The Issuers will not solicit any offers to buy and will not offer to sell the Securities by means of any form of general solicitation or general advertising (within the meaning of Rule 502(c) under the Securities Act).

                 (k) The Issuers will use their best efforts to cause the Securities to be eligible for trading on the Private Offerings, Resale and Trading through Automated Linkages ("PORTAL") Market.

                 (l) From and after the Closing Date, so long as any of the Securities are outstanding and are "restricted securities" within the meaning of the Rule 144(a)(3) under the Act or, if earlier, until three years after the Closing Date, and during any period in which the Company is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Company will furnish to holders of the Securities and prospective purchasers of Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule





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         144A(d)(4) under the Act to permit compliance with Rule 144A in connection with resales of the Securities.

                 (m) The Issuers have complied and will comply with all provisions of Florida Statutes Section 517.075 relating to issuers doing business with Cuba.

                 (n) The Issuers agree not to sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Securities in a manner that would require the registration under the Act of the sale by the Issuers to the Initial Purchasers or by the Initial Purchasers to the Eligible Purchasers of the Securities.

                 (o) The Issuers agree to comply with all of the terms and conditions of the Registration Rights Agreement, and all agreements set forth in the representation letters of the Issuers to DTC relating to the approval of the Securities by DTC for "book entry" transfer.

                 (p) The Issuers agree that prior to any registration of the Securities pursuant to the Registration Rights Agreement, or at such earlier time as may be so required, the Indenture shall be qualified under the Trust Indenture Act of 1939 (the "1939 Act") and will cause to be entered into any necessary supplemental indentures in connection therewith.

         5. Representations and Warranties of the Issuers. The Issuers, jointly and severally, represent and warrant to the Initial Purchasers that:

                 (a) The Preliminary Offering Memorandum and Offering Memorandum with respect to the Securities have been prepared by the Issuers for use by the Initial Purchasers in connection with the Exempt Resales. No order or decree preventing the use of the Preliminary Offering Memorandum or the Offering Memorandum, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued and no proceeding for that purpose has commenced or is pending or, to the knowledge of the Issuers, is contemplated.

                 (b) The Preliminary Offering Memorandum and the Offering Memorandum as of their respective dates and the Offering Memorandum as of the Closing Date, did not or will not at any time contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements in or omissions from the Preliminary Offering Memorandum and Offering Memorandum made in reliance upon and in conformity with information relating to the Initial Purchasers furnished to the Issuers in writing by or on behalf of the Initial Purchasers expressly for use therein.

                 (c) The Indenture has been duly and validly authorized by each of the Issuers and, upon its execution, delivery and performance by each of the Issuers and assuming due authorization, execution, delivery and performance by the Trustee, will be a valid and





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         binding agreement of each of the Issuers, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting creditors' rights generally and subject to the applicability of general principles of equity; the Indenture conforms in all material respects to the description thereof in the Offering Memorandum; no qualification of the Indenture under the 1939 Act is required in connection with the offer and sale of the Securities contemplated hereby or in connection with the Exempt Resales.

                 (d) The Notes and Guarantees have been duly authorized by the Company and each of the Subsidiary Guarantors, respectively, and, when executed by the Company and each of the Subsidiary Guarantors, respectively, and, in the case of the Notes, authenticated by the Trustee in accordance with the Indenture and delivered to the Initial Purchasers against payment therefor in accordance with the terms hereof, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company and each of the Subsidiary Guarantors, respectively, entitled to the benefits of the Indenture and enforceable in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and subject to the applicability of general principles of equity; and the Securities conform in all material respects to the description thereof in the Offering Memorandum.

                 (e) The Company is a corporation duly incorporated and validly existing in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum, and is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a material adverse effect on the condition (financial or other), earnings, business, properties or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                 (f) Each Subsidiary Guarantor is a corporation duly organized and validly existing, and in good standing in the jurisdiction of its incorporation with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Offering Memorandum. Each Subsidiary Guarantor is duly registered and qualified to conduct its business and is in good standing in each jurisdiction or place where the nature or location of its properties (owned or leased) or the conduct of its business requires such registration or qualification, except where the failure to so register or qualify does not have a Material Adverse Effect.

                 (g) Each of the Company and the Subsidiary Guarantors has all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all regulatory or governmental officials, bodies and tribunals ("Permits"), to own or lease its respective properties and to conduct its respective businesses described in the Offering Memorandum, except as otherwise described in the Offering Memorandum or where failure to have obtained the same will not have a Material Adverse Effect, and neither the Company nor any of the Subsidiary Guarantors has received any notice of proceedings relating to the





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
         revocation or modification of any such Permits, if the failure to be so licensed or approved or if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect; the Company and each of the Subsidiary Guarantors has fulfilled and performed all its current obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time, or both, would allow, revocation or termination thereof or result in any other impairment of the rights of the holder of any such Permit, subject in each case to such qualification as may be set forth in the Offering Memorandum, except where the failure to do so will not have a Material Adverse Effect; such Permits contain no restrictions that are materially burdensome to the Company and the Subsidiary Guarantors taken as a whole; and each of the Company and the Subsidiary Guarantors are in compliance with all applicable statutes, laws, rules, regulations, orders and consents, the violation of which would have a Material Adverse Effect. The property and business of the Company and its subsidiaries conform in all material respects to the descriptions thereof contained in the Offering Memorandum.

                 (h) All of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof and the capitalization of the Company conforms in all material respects to the descriptions and the statements made with respect thereto in the Offering Memorandum.

                 (i) All the outstanding shares of capital stock of each Subsidiary Guarantor have been duly authorized and validly issued and are fully paid and non-assessable, and all outstanding shares of capital stock of the Subsidiary Guarantors are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances.

                  (j) Each of the Company and the Subsidiary Guarantors has good and marketable title to all real property and interests therein, including, without limitation, leaseholds, royalty, working and other interests with respect to real property, and good and marketable title to all personal property, described in the Offering Memorandum as being owned by it, free and clear of all liens, encumbrances and defects except such as are disclosed in or contemplated by the Offering Memorandum or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or such Subsidiary Guarantor, and any real property and buildings held under lease by the Company or a Subsidiary Guarantor are held by the Company or such Subsidiary Guarantor under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such real property and buildings by the Company or such Subsidiary Guarantor.

                 (k) The Company and its subsidiaries own or rightfully possess adequate patent rights or licenses or other rights to use patent rights, inventions, trademarks, service marks, trade names and copyrights necessary to conduct the general business now operated by them, the failure to own or possess which would have a Material Adverse Effect, and the Company has not received any notice of infringement of or conflict with asserted rights of others with respect to any patent, patent rights, inventions, trademarks, service marks, trade names or copyrights which, singly or in the aggregate, will have a Material Adverse Effect.

                 (l) The accountants, Ernst & Young LLP and Arthur Andersen LLP, who have certified or shall certify the financial statements included as part of the Offering Memorandum (or any amendment or supplement thereto), are independent accountants with respect to the Company and its subsidiaries as required by the Act.

                 (m) The Company's Annual Report on Form 10-K for the Year Ended December 31, 1995 (the "Annual Report") at the time it was filed with the Commission complied in all material respects with the requirements of the Exchange Act. The Annual Report when it was filed contained no untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                 (n) Except as otherwise described in the Offering Memorandum, neither the Company nor any of the Subsidiary Guarantors is in violation of its respective charter or by-laws or similar organizational documents, or of any law, ordinance, administrative or governmental rule or regulation applicable to the Company or any of the Subsidiary Guarantors, or of any franchise, license, permit, judgment or any decree of any court or governmental agency or body having jurisdiction over the Company or any of the Subsidiary Guarantors which would have a Material Adverse Effect, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease, bond, debenture, bank loan, credit agreement or other agreement, instrument or evidence of indebtedness to which the Company or any of the Subsidiary Guarantors is a party or by which it is or any of them may be bound, or to which any of the property or assets of the Company or any of the Subsidiary Guarantors is subject, the effect of which violation or default in performance or observance would be a Material Adverse Effect.

                 (o) There are no legal or governmental proceedings pending or, to the knowledge of the Company or any Subsidiary Guarantor, threatened, against the Company or any of the Company's subsidiaries, or to which any of their respective properties is subject, that are not disclosed in the Offering Memorandum and that, if adversely decided, could reasonably be expected to have a Material Adverse Effect or to materially affect the issuance of the Securities or the consummation of the transactions contemplated by this Agreement. There are no agreements, contracts, indentures, leases or other documents or instruments of the Company or the subsidiaries that are material to the Company and the subsidiaries, taken as a whole, that are not described in the Offering Memorandum.

                 (p) To the Company's knowledge, neither the Company nor any of its subsidiaries nor any employee or agent of the Company or any of the subsidiaries has made any payment of funds of the Company or any subsidiary, or has received or retained any funds, in violation of any law or rule or regulation.

                 (q) Neither the Company nor any of the subsidiaries is involved in any labor dispute or, to the knowledge of the Company, is any such dispute threatened, other than disputes that the Company reasonably anticipates will not have a Material Adverse Effect.

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                 (r)      The Company and each subsidiary of the Company has
         timely filed all necessary tax returns and notices and has paid all federal, state, county, local and foreign taxes of any nature whatsoever for all applicable tax years to the extent such taxes have become due. The Company has no knowledge, nor any reasonable grounds to know, of any tax deficiencies which would have a Material Adverse Effect; the Company and each subsidiary of the Company have paid all taxes which have become due, whether pursuant to any assessment, or otherwise, and there is no further liability (whether or not disclosed on such returns) or assessments for any such taxes, and no interest or penalties accrued or accruing with respect thereto, except as may be set forth or adequately reserved for in the financial statements included in the Offering Memorandum and except as will not have a Material Adverse Effect; the amounts currently set up as provisions for taxes or otherwise by the Company on its books and records are sufficient for the payment of all its unpaid federal, foreign, state, county and local taxes accrued through the dates as of which they speak, and for which the Company may be liable in its own right, or as a transferee of the assets of, or as successor to any other corporation, association, partnership, joint venture or other entity.

                 (s) Except for the shares of capital stock of each of the Subsidiary Guarantors, neither the Company nor any of the Subsidiary Guarantors owns any share of stock or any other securities of any corporation or has any equity interest in any firm, partnership, association or other entity that would constitute a "significant subsidiary" under Rule 1-02 of Regulation S-X under the Act.

                 (t) Neither the issuance, offer, sale or delivery of the Securities by the Issuers, the execution, delivery or performance of this Agreement or the Indenture by the Issuers or the consummation by the Issuers of the transactions contemplated hereby or thereby (i) requires any consent, approval, authorization or other order of, or registration or filing with, any court, regulatory body, administrative agency or other governmental body, agency or official (except such as may have been obtained or may be required in connection with the Registration under the Act of the Securities in accordance with the Registration Rights Agreement, the qualification of the Indenture under the 1939 Act and except for compliance with the securities or Blue Sky laws of various jurisdictions), or conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, the certificate or articles of incorporation or bylaws, or other organizational documents, of the Company or any of the Subsidiary Guarantors or (ii) conflicts or will conflict with or constitutes or will constitute a breach of, or a default under, any agreement, indenture, lease or other instrument to which the Company or any of the Subsidiary Guarantors is a party or by which any of them or any of their respective properties may be bound, or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Company or any of the Subsidiary Guarantors or any of their respective properties, or (iv) will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of the Subsidiary Guarantors pursuant to the terms of any agreement or instrument to which any of them is a party or by which any of them may be bound.

                 (u) The consolidated financial statements, together with related schedules and notes forming part of the Offering Memorandum, present fairly the consolidated financial position, results of operations and changes in stockholders' equity and cash flows of the Company on the basis stated in the Offering Memorandum at the respective dates or for the respective periods to which they apply and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved. The pro forma financial statements and other pro forma financial information (including the notes thereto) included in the Offering Memorandum (A) present fairly in all material respects the information shown therein, (B) have been prepared in accordance with the applicable requirements of Rule 11-02 of Regulations S-X promulgated under the Act, (C) have been properly computed on the basis described therein, and (D) the assumptions used in preparing the pro forma financial statements and other pro forma financial data included in the Offering Memorandum are reasonable and the adjustments used therein have been properly applied to give proforma effect to the transactions or circumstances referred to therein; and the other financial and statistical information and data set forth in the Offering Memorandum is accurately presented and, to the extent such information and data is derived from the financial books and records of the Company, is prepared on a basis consistent with such financial statements and the books and records of the Company.

                 (v) Each of the Issuers has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Registration Rights Agreement; the execution and delivery of this Agreement and the Registration Rights Agreement by each of the Issuers, and the performance by each of the Issuers of its obligations under this Agreement and the Registration Rights Agreement, have been duly and validly authorized by each of the Issuers, and each of this Agreement and the Registration Rights Agreement has been duly executed and delivered by the Issuers, and constitutes the valid and legally binding agreement of the Issuers, enforceable against each of the Issuers in accordance with its terms.

                 (w) Except as disclosed in the Offering Memorandum, subsequent to the date as of which such information is given in the Offering Memorandum, neither the Company nor any of its subsidiaries has incurred any liability or obligation, direct or contingent, or entered into any transaction, not in the ordinary course of business, that is material to the Company and its subsidiaries taken as a whole, and there has not been any material change in the capital stock, or material increase in the short-term or long-term debt, of the Company or any of its subsidiaries or any material adverse change, or any development involving or which could reasonably be expected to involve a prospective material adverse change, in the condition (financial or other), earnings, business, properties or prospects of the Company and its subsidiaries taken as a whole.

                 (x) Except as permitted by the Act, the Issuers have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Preliminary Offering Memorandum and the Offering Memorandum.

                 (y) The Issuers are not and, upon sale of the Securities to be issued and sold thereby in accordance herewith and the application of the net proceeds to the Issuers of such sale as described in the Offering Memorandum under the caption "Use of Proceeds," will not be an "investment company" within the meaning of the Investment Company Act of 1940, as amended (the "1940 Act").

                 (z) When the Securities are issued and delivered pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system.

                 (aa) Neither the Issuers nor any of their respective affiliates (as defined in Rule 501(b) of Regulation D ("Regulation D") under the Act) has directly, or through any agent (provided that no representation is made as to the Initial Purchasers or any person acting on their behalf), (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the offering and sale of the Securities in a manner that would require the registration of the Securities under the Act or (ii) engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Act) in connection with the offering of the Securities.

                 (bb) The Issuers are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers.

                 (cc) Assuming (i) that the representations and warranties of the Initial Purchasers in Section 2 hereof are true and correct in all material respects, (ii) the Initial Purchasers complied with the covenants set forth in Section 2 hereof, (iii) compliance by the Initial Purchasers with the offering and transfer procedures and restrictions described in the Offering Memorandum, (iv) the accuracy of the representations and warranties made in accordance with this Agreement and the Offering Memorandum by Eligible Purchasers to whom the Initial Purchasers initially resells Securities and (v) Eligible Purchasers to whom the Initial Purchasers initially resell Securities receive a copy of the Offering Memorandum prior to such sale, the purchase and sale of the Securities pursuant hereto (including the Initial Purchasers' proposed offering of the Securities on the terms and in the manner set forth in the Offering Memorandum and Section 2 hereof) do not require registration under the Act.

                 (dd) The Company and its subsidiaries are in compliance with, and not subject to any liability under, the common law and all applicable federal, state, local and foreign laws, regulations, rules, codes, ordinances, directives, and orders relating to pollution or to protection of public or employee health or safety or to the environment, including, without limitation, those that relate to any Hazardous Material (as defined herein) ("Environmental Laws"), except, in each case, where noncompliance or liability, individually or in the aggregate, would not have a Material Adverse Effect. The term "Hazardous Material" means any pollutant, contaminant or waste, or any hazardous, dangerous, or toxic chemical, material, waste, substance or constituent subject to regulation under any Environmental Law.

                 (ee) Neither the Company nor any of the Subsidiary Guarantors is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, as amended ("PUHCA").

                 (ff) Neither the Company nor any of the Subsidiary Guarantors is an "investment company" or subject to regulation as an "investment company" under the 1940 Act.

                 (gg) Except for holders of the Securities and the Sellers of the Southwestern Rigs (as such term is defined in the Offering Memorandum) no holder of any security of the Company has any right to request or demand registration of shares of Common Stock or any other securities of the Company because of the consummation of the transactions contemplated by this Agreement.

         Any certificate signed by any officer of the Company or any Subsidiary Guarantor and delivered to the Initial Purchasers or to counsel for the Initial Purchasers pursuant to the terms of this Agreement shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor to each Initial Purchaser as to the matters covered thereby.

         6. Indemnification and Contribution. (a) The Company and each Subsidiary Guarantor agree, jointly and severally, to indemnify, defend and hold harmless each Initial Purchaser and its respective officers, shareholders, employees and directors and any person who controls any Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigating such claim) which, jointly or severally, any such Initial Purchaser or any such officer, shareholder, employee, director or controlling person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement of a material fact contained in the Preliminary Offering Memorandum, as amended or supplemented, or Offering Memorandum, or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in the Preliminary Offering Memorandum, as amended or supplemented, or Offering Memorandum, or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made therein or omitted therefrom in reliance upon and in conformity with the information provided in writing to the Company or the Subsidiary Guarantors by or on behalf of such Initial Purchaser, expressly for use in the Preliminary Offering Memorandum or Offering Memorandum, and the Company and the Subsidiary Guarantors agree that the only such information provided in writing by or on behalf of the Initial Purchasers, expressly for use in the Preliminary Offering Memorandum or Offering Memorandum, is that information contained in the section entitled "Plan of Distribution." The foregoing indemnity agreement shall be in addition to any liability which the Company and the Subsidiary Guarantors may otherwise have.

         If any action is brought against an Initial Purchaser or its respective officers, shareholders, employees, directors or person who controls any Initial Purchaser (as described above) in respect of which indemnity may be sought against the Company and the Subsidiary Guarantors pursuant to the foregoing paragraph, such Initial Purchaser shall promptly notify the Company and the Subsidiary Guarantors in writing of the institution of such action (provided, that the failure to give such notice shall not relieve either the Company or the Subsidiary Guarantors of any liability which they may have pursuant to this Agreement, unless it shall have been determined by a court of competent jurisdiction by final judgment that such failure has resulted in the forfeiture of substantive rights or defenses by the indemnifying party) and the Company and the Subsidiary Guarantors shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. Such Initial Purchaser or such officer, shareholder, employee, director or person who controls any Initial Purchaser (as described above) shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Initial Purchaser or of such persons unless the employment of such counsel shall have been authorized in writing by the Company and the Subsidiary Guarantors in connection with the defense of such action or the Company and the Subsidiary Guarantors shall not have employed reasonably satisfactory counsel to take charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to the Company and the Subsidiary Guarantors (in which case the Company and the Subsidiary Guarantors shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and the Subsidiary Guarantors; provided, that the Company and the Subsidiary Guarantors shall only be responsible for the fees and expenses of one counsel for the Initial Purchasers hereunder. Anything in this paragraph to the contrary notwithstanding, the Company and the Subsidiary Guarantors shall not be liable for any settlement of any such claim or action effected without its written consent, which consent shall not be unreasonably withheld, and such settlement includes an unconditional release of the Company and the Subsidiary Guarantors from all liability on claims that are the subject matter of the claim or action.

                 (b) Each Initial Purchaser severally agrees to indemnify, defend and hold harmless the Company and the Subsidiary Guarantors, each of their respective directors, officers and employees and any person who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company, any Subsidiary Guarantor, or any such person may incur under the Act, the Exchange Act or otherwise, as such expenses are incurred, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission which has been made in or omitted from the Preliminary Offering Memorandum or Offering Memorandum in reliance upon and in conformity with the information relating to such Initial Purchaser furnished in writing by or on behalf of such Initial Purchaser to the Company and the Subsidiary Guarantors. The Company and the Subsidiary Guarantors agree that the only information provided in writing by or on behalf of the Initial Purchasers to the Company and the Subsidiary Guarantors, expressly for use in the Preliminary Offering Memorandum or Offering Memorandum, is that information contained in the section entitled "Plan of Distribution."

         If any action is brought against the Company, any Subsidiary Guarantor or any such person in respect of which indemnity may be sought against any Initial Purchaser pursuant to the foregoing paragraph, the Company, such Subsidiary Guarantor or such person shall promptly notify such Initial Purchaser in writing of the institution of such action and such Initial Purchaser shall assume the defense of such action, including the employment of counsel and payment of reasonable expenses. The Company, such Subsidiary Guarantor or such person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company, such Subsidiary Guarantor or such person unless the employment of such counsel shall have been authorized in writing by such Initial Purchaser in connection with the defense of such action or such Initial Purchaser shall not have employed reasonably satisfactory counsel to take charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be defenses available to it or them that are different from or additional to those available to such Initial Purchaser (in which case such Initial Purchaser shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by such Initial Purchaser and paid as incurred. Anything in this paragraph to the contrary notwithstanding, no Initial Purchaser shall be liable for any settlement of any such claim or action effected without the written consent of such Initial Purchaser, which consent shall not be unreasonably withheld, and such settlement includes an unconditional release of such Initial Purchaser from all liability on claims that are the subject matter of the claim or action.

                 (c) If the indemnification provided for in this Section 6 is unavailable to an indemnified party under subsection (a) or (b) of this
Section 6 in respect of any losses, damages, expenses, liabilities or claims referred to therein, then each applicable indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and the Subsidiary Guarantors bear to the total discounts and commissions received by the Initial Purchasers. The relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company, the Subsidiary Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, expenses, liabilities and claims referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

                 (d) The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in

Section 6(c) above. Notwithstanding the provisions of this Section 6, no Initial Purchaser shall be required to contribute any amount in excess of the difference between the consideration paid to the Company by such Initial Purchaser for the Securities purchased by it and the consideration received by such Initial Purchaser upon the resale of such Securities by reason of such untrue statement or alleged untrue statement or omission or alleged omission. The Initial Purchasers' obligations to contribute pursuant to this Section 6 are several in proportion to their respective purchase obligations and not joint.

                 (e) The indemnity and contribution agreements contained in this Section 6 and the covenants, warranties and representations of the Company and the Subsidiary Guarantors contained in this Agreement shall remain in full force and effect irrespective of any investigation made by or on behalf of any Initial Purchaser, or any of its officers, employees, directors, shareholders or person who controls any Initial Purchaser within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, or by or on behalf of the Company, the Subsidiary Guarantors, their respective directors, officers, employees or any person who controls the Company or any Subsidiary Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the issuance and delivery of the Securities. The Company, the Subsidiary Guarantors and each Initial Purchaser agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company or any Subsidiary Guarantor, against any of their respective officers and directors in connection with the issuance and sale of the Securities, or in connection with the Preliminary Offering Memorandum or Offering Memorandum.

         7. Conditions of the Initial Purchasers' Obligations. The obligations of the Initial Purchasers to purchase the Securities on the Closing Date hereunder is subject to the fulfillment, in the Initial Purchasers' sole discretion, of the following conditions:

                 (a) At the time of execution of this Agreement and on the Closing Date, no order or decree preventing the use of the Offering Memorandum or any amendment or supplement thereto, or any order asserting that the transactions contemplated by this Agreement are subject to the registration requirements of the Act shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, be contemplated. No order suspending the sale of the Securities in any jurisdiction designated by the Initial Purchasers shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending or, to the knowledge of the Issuers, shall be contemplated.

                 (b) Subsequent to the date hereof, there shall not have occurred any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business, properties or prospects of the Company or its subsidiaries, which in the opinion of the Initial Purchasers, would materially adversely affect the market for the Securities.

                 (c) The Initial Purchasers shall not have been advised by the Issuers or shall not have concluded and disclosed to the Company that the Offering Memorandum contains an untrue statement of a fact which in the opinion of the Initial Purchasers or their counsel is material or omits to state a fact which in the opinion of the Initial Purchasers or their counsel, is material and is required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 (d) The Company and the Subsidiary Guarantors shall have furnished to the Initial Purchasers the opinions of Griggs & Harrison, P.C., counsel to the Company, dated the Closing Date, to the effect that:

                          (i) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                          (ii) each of the Subsidiary Guarantors has been duly incorporated or organized and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is incorporated or organized, with all requisite corporate or partnership power and authority to own its properties and conduct its business as described in the Offering Memorandum;

                          (iii) to the knowledge of such counsel, all the outstanding shares of capital stock of each of the Subsidiary Guarantors have been duly authorized and validly issued and are fully paid and non-assessable, and, except as otherwise set forth in the Offering Memorandum, all outstanding shares of capital stock of such Subsidiary Guarantors are owned by the Company, either directly or through wholly-owned subsidiaries, free and clear of any security interests, claims, liens or encumbrances;

                          (iv) to the knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries which are not disclosed in the Offering Memorandum and which, if adversely decided, could reasonably be expected to have a Material Adverse Effect or materially affect the issuance of the Securities or the consummation of the transactions contemplated by this Agreement;

                          (v) all of the Company's issued and outstanding capital stock has been duly authorized, validly issued and is fully paid and non-assessable as of the date hereof and the capitalization of the Company conforms in all material respects to the descriptions thereof and the statements made with respect thereto in the Offering Memorandum;

                          (vi) this Agreement has been duly authorized, executed and delivered by the Company and the Subsidiary Guarantors and each of the Company and the Subsidiary Guarantors has full corporate power and authority to enter into this Agreement;

                          (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation of the transactions contemplated hereby, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and resale of the Securities by the Initial Purchasers (as to which such counsel need express no opinion) (assuming (A) that any Eligible Purchaser who buys the Notes in the Exempt Resales is a Qualified Institutional Buyer or an Accredited Investor, (B) the accuracy of the Initial Purchasers' representations and those of the Issuers in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales and (C) the accuracy of the representations made by an Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum) and such other approvals (specified in such opinion) as have been obtained;

                          (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions herein contemplated, nor the fulfillment of the terms hereof, will conflict with, result in a breach of, or constitute a default under (a) the terms of any indenture or other agreement or instrument known to such counsel to which the Company or any of its subsidiaries is a party or bound or (b) any law, statute, rule, order, regulation, consent or memorandum of understanding of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of the Subsidiary Guarantors of which such counsel is aware and known by such counsel to be applicable to the Company or any of the Subsidiary Guarantors (where such breach or default would have a Material Adverse Effect);

                          (ix)    the Notes have been duly and validly
                 authorized by the Company for issuance, and the Company has full corporate power and authority to issue, sell and deliver the Notes; the Guarantees have been duly and validly authorized for issuance by the Subsidiary Guarantors and each Subsidiary Guarantor has full corporate power and authority to issue and deliver the Guarantees; the Notes and the Guarantees, when executed by the Company and the Subsidiary Guarantors and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the Initial Purchasers in accordance with the terms of this Agreement, will, under the law of the State of New York, constitute valid and legally binding obligations of the Company and the Subsidiary Guarantors enforceable against the Company and the Subsidiary Guarantors in accordance with their terms;

                          (x) the Indenture has been duly and validly authorized by the Company and each Subsidiary Guarantor and, when duly executed and delivered by the Company and the Subsidiary Guarantors, will, under the law of the State of New York, constitute a valid and legally binding agreement of the Company and each Subsidiary Guarantor, enforceable against the Company and each Subsidiary Guarantor in accordance with its terms;

                          (xi) the Securities, when issued, will conform in all material respects as to legal matters to the description thereof contained in the Offering Memorandum under the caption "Description of the Notes";

                          (xii)   the statements describing statutes,
                 regulations or legal or governmental proceedings under the captions "Business and Properties-Government Regulation" and "Certain Federal Income Tax Considerations" in the Offering Memorandum are correct as to legal matters set forth therein in all material respects;

                          (xiii) when the Securities are issued and delivered to the Initial Purchasers pursuant to this Agreement, such Securities will not be of the same class (within the meaning of Rule 144A(d)(3) under the Act) as any security of the Issuers that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated interdealer quotation system;

                          (xiv) no registration of the Securities under the Act is required for the sale of the Securities by the Issuers to the Initial Purchasers as contemplated in this Agreement or for the Exempt Resales (assuming (A) that any Eligible Purchaser who buys the Notes in the Exempt Resales is a Qualified Institutional Buyer or an Accredited Investor, (B) the accuracy of the Initial Purchasers' representations and those of the Issuers in this Agreement regarding the absence of general solicitation in connection with the Exempt Resales and (C) the accuracy of the representations made by each Accredited Investor who purchases Notes pursuant to an Exempt Resale as set forth in the letter of representation executed by such Accredited Investor in the form of Annex A to the Offering Memorandum);

                          (xv) the Issuers are not required to deliver the information specified in Rule 144A(d)(4) in connection with the offering and resale of the Securities by the Initial Purchasers;

                          (xvi) neither the Company nor any of the Subsidiary Guarantors is an "investment company" or subject to regulation as an "investment company" under the 1940 Act; and

                          (xvii) neither the Company nor any of the Subsidiary Guarantors is a "holding company" or a "subsidiary company" of a "holding company" or subject to regulation as such under the PUHCA.

                 In addition, such counsel shall also state that such counsel has participated in conferences with representatives of the Initial Purchasers, officers and other representatives of the Company and its subsidiaries and representatives of the independent certified public accountants of the Company and the Subsidiary Guarantors, at which conferences the contents of the Offering Memorandum and related matters were discussed and that, although such counsel is not passing upon and does not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Offering Memorandum (except as set forth in clause (xii) of this Section 7(d)), on the basis of the foregoing (relying as to materiality to a large extent upon officers and other representatives of the Company), no facts have come to the attention of such counsel which lead such counsel to believe that the Offering Memorandum as of its date or the Closing Date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that such counsel need not express any comment with respect to the financial statements and schedules contained therein, including the notes thereto.

                 In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the states of New York and Texas, the General Corporation Law of the State of Delaware or the federal law of the United States, to the extent they deem proper and specified in such opinion, upon the opinions of other counsel reasonably satisfactory to the Initial Purchasers and (B) as to matters of fact, to the extent he deems proper, on representations or certificates of appropriate officers of the Company and the Subsidiary Guarantors and certificates of public officials. References to the Offering Memorandum in this Section 7(d) include any amendments or supplements thereto at or prior to the Closing Date.

                 (e) The Initial Purchasers shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Initial Purchasers, dated the Closing Date, and addressed to the Initial Purchasers, with respect to such matters as the Initial Purchasers may request.

                 (f) The Initial Purchasers shall have received letters addressed to the Initial Purchasers, and dated the date hereof and the Closing Date from Ernst & Young LLP and Arthur Andersen LLP, independent auditors, substantially in the forms heretofore approved by the Initial Purchasers.

                 (g) (i) There shall not have been any change in the capital stock of the Company nor any material increase in the short-term or long-term debt of the Company (other than in the ordinary course of business) from that set forth or contemplated in the Offering Memorandum (or any amendment or supplement thereto); (ii) there shall not have been, since the respective dates as of which information is given in the Offering Memorandum, except as may otherwise be stated in the Offering Memorandum, any material adverse change in the condition (financial or other), earnings, business, properties or prospects of the Company and its subsidiaries taken as a whole; (iii) the Company and its subsidiaries shall not have any liabilities or obligations, direct or contingent (whether or not in the ordinary course of business), that are material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Offering Memorandum (or any amendment or supplement thereto); and (iv) all the representations and warranties of the Issuers contained in this Agreement shall be true and correct in all material respects on and as of the date hereof and on and as of the Closing Date as if made on and as of the Closing Date, and the Initial Purchasers shall have received a certificate, dated the Closing Date and signed by the chief executive officer and the chief accounting officer of each of the Issuers (or such other officers as are acceptable to the Initial Purchasers), to the effect set forth in this Section 7(g) and in
         Section 7(h) hereof.

                 (h) The Issuers shall not have failed at or prior to the Closing Date to have performed or complied with any of their respective agreements herein contained and required to be performed or complied with by them hereunder at or prior to the Closing Date.

                 (i) The Securities shall have been approved for trading on PORTAL.

                 (j) The Issuers shall have furnished or caused to be furnished to the Initial Purchasers such further certificates and documents as the Initial Purchasers shall have reasonably requested.

                 (k) The closing of the purchase by the Company of the Southwestern Rigs (as such term is defined in the Offering Memorandum) shall have been completed.

         All such opinions, certificates, letters and other documents will be in compliance with the provisions hereof only if they are reasonably satisfactory in form and substance to the Initial Purchasers and counsel for the Initial Purchasers.

         Any certificate or document signed by any officer of an Issuer and delivered to the Initial Purchasers, or to counsel for the Initial Purchasers, shall be deemed a representation and warranty by the Issuers to the Initial Purchasers as to the statements made therein.

         8. Expenses. (a) Whether or not the purchase and sale of the Securities hereunder is consummated or this Agreement is terminated pursuant to
Section 9 hereof, the Issuers agree, jointly and severally, to pay the following costs and expenses and all other costs and expenses incident to the performance by it of its obligations hereunder: (i) the preparation, printing or reproduction of the Preliminary Offering Memorandum and the Offering Memorandum (including financial statements thereto), this Agreement, the Registration Rights Agreement and the Indenture; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Offering Memorandum and the Preliminary Offering Memorandum as may be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing (or reproduction), authentication, issuance and delivery of certificates for the Notes including any stamp taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, the preliminary and supplemental Blue Sky Memoranda and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the application for quotation of the Securities on PORTAL; (vi) the qualification of the Securities for offer and sale under the securities or Blue Sky laws of the several states as provided in Section 4(f) hereof (including the reasonable fees, expenses and disbursements of counsel for the Initial Purchasers relating to the preparation, printing or reproduction, and delivery of the preliminary and supplemental Blue Sky Memoranda and such qualification); (vii) the performance by the Issuers of their obligations under the Registration Rights Agreement, and (viii) the fees and expenses of the Issuers' accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers and the Initial Purchasers. The Issuers hereby agree that they will pay in full on the Closing Date the fees and expenses referred to in clause
(vi) of this Section 8 by delivering to counsel for the Initial Purchasers on such date a check payable to such counsel in the requisite amount.

                 (b) If the purchase and sale of the Securities hereunder is not consummated because of any failure, refusal or inability on the part of the Issuers to perform all obligations and satisfy all conditions on their part to be performed or satisfied hereunder other than by reason of a default by the Initial Purchasers in payment for the Securities on the Closing Date, the Issuers shall reimburse the Initial Purchasers promptly upon demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities and the other transactions contemplated hereby.

         9. Termination of Agreement. This Agreement shall be subject to termination in the absolute discretion of the Initial Purchasers, without liability on the part of the Initial Purchasers to the Issuers, by notice to the Issuers, if prior to the Closing Date (i) there shall occur any default or breach by the Company or any Subsidiary Guarantor hereunder or the failure to satisfy any of the conditions contained in Sections 4 or 7 hereof, (ii) if there has been, since the date of this Agreement or since the respective dates as of which information is provided in the Offering Memorandum and prior to the Closing Date, any Material Adverse Change or any downgrading of any of the Company's or any Subsidiary Guarantors' securities or the placement of any such securities on a so-called "credit watch" or similar list by any major credit rating agency, or (iii) if, since the date of this Agreement and prior to the Closing Date, (A) there has occurred any material adverse change in the financial markets of the United States or any outbreak of hostilities or other calamity or crisis, the effect of which on the financial securities markets of the Untied States is such as to make it, in the reasonable good faith judgment of the Initial Purchasers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (B) trading in any of the securities of the Company has been suspended by the Commission or by the primary exchange where such securities are traded, or trading generally on the New York Stock Exchange or the American Stock Exchange has been suspended (other than by limitation on hours or number of days of trading), or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by the New York Stock Exchange or the American Stock Exchange or by order of the Commission or any other governmental authority or (C) a banking moratorium has been declared by any of the federal, Texas or New York authorities.

         If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 8.

         10. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchasers shall be directed to the Initial Purchasers, c/o Jefferies & Company, Inc., 11100 Santa Monica Boulevard, Los Angeles, California 90025, attention of Syndicate Department; notices to the Company and the Subsidiary Guarantors shall be directed to 1200 Smith Street, Suite 300, Houston, Texas 77002, attention of the Secretary of the Company.

         11. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors, and legal representatives. Nothing expressed or mentioned in this Agreement is intended or shall be construed to provide any person, firm or corporation, other than the Initial Purchasers, the Company, the

Subsidiary Guarantors and their respective successors and legal representatives and the controlling persons and officers, employees, directors and shareholders referred to in Section 6 and their respective heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein or therein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors and legal representatives, and said controlling persons, shareholders, officers and directors and their respective heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Initial Purchasers shall be deemed to be a successor by reason merely of such purchase.

         12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in said State. Specified times of day refer to New York time, unless otherwise specified.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Subsidiary Guarantors a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers, the Company and the Subsidiary Guarantors in accordance with its terms.

         Please confirm that the foregoing correctly sets forth the agreement among the Issuers and the Initial Purchasers.


                                   Very truly yours,

                                   CLIFFS DRILLING COMPANY
                                   CLIFFS DRILLING ASSET ACQUISITION COMPANY
                                   CLIFFS DRILLING MERGER COMPANY
                                   CLIFFS DRILLING INTERNATIONAL, INC.
                                   CLIFFS OIL AND GAS COMPANY


                                   By: /s/ DOUGLAS E. SWANSON
                                       ----------------------
                                   Name:   Douglas E. Swanson
                                   Title:  President

Confirmed as of the date first
above mentioned.

JEFFERIES & COMPANY, INC.
ING BARING (U.S.) SECURITIES, INC.

By:      JEFFERIES & COMPANY, INC.


         By: /s/ SHAUVIK KUNDAGRAMI
             --------------------------
         Name: SHAUVIK KUNDAGRAMI
               ------------------------
         Title: Sr. Vice President
                -----------------------

                                  SCHEDULE I

                           CLIFFS DRILLING COMPANY



                                                           PRINCIPAL
                                                            AMOUNT
INITIAL PURCHASER                                          OF NOTES
- -----------------                                        -------------
Jefferies & Company, Inc................................ $ 127,500,000
ING Baring (U.S.) Securities, Inc.......................    22,500,000
                                                         -------------
     Total.............................................. $ 150,000,000
                                                         =============
